Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated March 19, 2012, on our audits of the consolidated financial statements of Jacksonville Bancorp, Inc. as of December 31, 2011 and 2010, and for the years then ended, which report is included in the Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2011.

/sig/ BKD, LLP

Decatur, Illinois
February 20, 2013